Exhibit 10.31

INVESTMENT ADVISOR AGREEMENT

This INVESTMENT ADVISOR AGREEMENT (the “Agreement”) is effective as of April 20, 2011 by and between NORTHERN TRUST INVESTMENTS, N.A., a national banking association, (“NTI”), and Lombardia Capital Partners LLC (the “Advisor”).

WHEREAS the American Bar Association Members Retirement Trust and the American Bar Association Members Pooled Trust for Retirement Plans (collectively referred to as the “Trusts”), for which The Northern Trust Company, the affiliate of NTI, acts as trustee, are maintained pursuant to agreements between the ABA Retirement Funds (“ABRF”) and The Northern Trust Company for the purpose of funding the American Bar Association Members Retirement Plan, the American Bar Association Members Defined Benefit Pension Plan (together, the “ABA Members Plans”) and other employee benefit plans, as adopted by eligible individuals, organizations, partnerships, corporations or associations (each such individual employee benefit plan being referred to as a “Plan” and collectively as the “Plans”), which Plans must meet the requirements for qualification under Section 401 of the Internal Revenue Code of 1986, as amended and in effect from time to time (the “Code”);

WHEREAS, certain assets of the Trusts are deposited in a collective investment fund, known as the ABA RF Small Mid Cap Equity Fund (the “Fund”), established under the American Bar Association Members/NTI Collective Trust (the “ABA Members Collective Trust”) under which NTI is trustee (the “Trustee”), pursuant to the Declaration of Trust dated July 1, 2010, as amended and in effect from time to time (the “Declaration of Trust”);

WHEREAS, the Fund is established under a group trust maintained by the Trustee and is exempt from tax pursuant to Revenue Ruling 81-100;

WHEREAS, the Trustee desires to retain the Advisor to act as its investment advisor to assist the Trustee in managing such assets of the Fund as the Trustee may designate from time to time in writing to the Advisor (the “Subaccount”) by making recommendations to the Trustee with respect to the investment and reinvestment of the assets in the Subaccount; and

WHEREAS the parties desire to set forth, among other things, the duties, terms and conditions under which the Advisor will carry out such advisory functions and the Trustee will perform certain of its functions with respect to managing and administering the Subaccount and the Fund;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Agreement, it is agreed as follows:

1. Appointment of the Advisor. The Advisor is hereby appointed and employed as investment advisor to the Trustee to assist the Trustee in its management of such assets of the Fund as are held in the Subaccount from time to time. The Advisor shall provide investment advisory and certain other related services to or on behalf of the Trustee, all in accordance with the terms and conditions of this Agreement.

2. Acceptance by the Advisor. The Advisor hereby accepts such appointment and employment and acknowledges that, (a) with respect to the assets in the Subaccount, it is a fiduciary, as defined in the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time (“ERISA”), with respect to the Trusts and the Plans and (b) no person associated with the Advisor is a trustee or administrator of, or an employer of anyone covered by, any Plan. The Advisor represents that it is registered, or exempt from registration, under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and that it is in the business of acting as a fiduciary with respect to assets of various retirement plans and trusts. The Advisor agrees and covenants that it will notify the Trustee within ten (10) business days of (c) any change of its status under the Advisers Act, (d) the receipt of formal notice of the commencement of any proceeding by any governmental agency to take any action which would change its status under the Advisers Act, (e) notice by any governmental agency of the intent to place material limitations on the activities of the Advisor, (f) notice by any governmental agency that it intends to begin an investigation of the Advisor that is outside of the scope of routine investigations that such agency conducts from time to time of businesses engaged in the same or similar activities as the Advisor, or (g) notice by any governmental agency that it has identified an area of non-compliance or other concern in the course of any investigation of the Advisor. Throughout this Agreement, the term “business day” shall mean any day in which the New York Stock Exchange is open for trading and on which the Trustee’s principal office is open for business.

3. Definition of Subaccount. The Subaccount for which the Advisor has been appointed to render investment advice and certain other services is designated as Subaccount A and consists of the assets set forth in Appendix A. The Trustee may change the composition of or the amount of assets included within the Subaccount, by amending Appendix A, after written notice to the Advisor and ABRF.

4. The Advisor’s Services.

(a) Investment Process. Subject to the Trustee’s authority for making investments, the Advisor shall invest the assets of the Subaccount in a manner consistent with the provisions of this Agreement and the Investment Guidelines. The manner and procedures for effecting any purchases, sales or investments for the Subaccount are set forth in Subsection 4(c) below.

(b) Compliance With Policies and Other Requirements. In providing its investment advisory and other related services, the Advisor shall act in accordance with the investment objectives and policies for the Fund as set forth in the Fund Declaration pursuant to which the Fund is established and maintained, as the same may be amended from time to time by the Trustee (the “Fund Declaration”), a copy of which is attached hereto as Appendix B, and in accordance with any additional Investment Guidelines that have been established by the Trustee for the Subaccount as set forth in Appendix C, as the same may be amended from time to time by the Trustee. In providing its investment advisory and other related services under this Agreement, the Advisor shall comply with all of the Trustee’s reasonable operating requirements as the same may be communicated in writing by the Trustee to the Advisor from time to time. The Advisor shall comply with any changes to such operating requirements that the Trustee may make from time to time within a period of time reasonably specified by the Trustee (or if none is specified, within a reasonable time period) after notice of such changes is communicated in writing by the Trustee to the Advisor.

(c) Investment Procedures. The Advisor shall place orders or otherwise give instructions with respect to the investment of the assets in the Subaccount only in accordance with the provisions of this Subsection 4(c). Except in accordance with the following provisions, the Advisor shall have no authority to place orders for the execution of transactions involving assets of the Subaccount or to give instructions to the Trustee with respect thereto:

(i) Approved List. The Advisor shall submit to the Trustee, if required by the Trustee, a list of recommended securities, which are permissible investments for the Subaccount. Such list, when approved by the Trustee, together with such other securities as may be designated by the Trustee as permissible investments for the Subaccount pursuant to this Subsection 4(c)(i), Subsection 4(c)(iii) or the Investment Guidelines, shall be known as the “Approved List”.

Until such time as the Trustee specifically requires it to do so, the Advisor shall not be obligated to submit a list of recommended securities for inclusion on the Approved List; pending the submission and approval of such a list, any securities which conform with the requirements of the Investment Guidelines shall be deemed to constitute permissible investments for the Subaccount and to constitute the “Approved List.”

(ii) Additions and Deletions. Additions to and deletions from the Approved List may be made from time to time by the Trustee upon the written recommendation by the Advisor, or on the Trustee’s own initiative. In lieu of deleting a security entirely, the Trustee may restrict further purchases of such security or direct a reduction in the holdings thereof. A security once deleted from the Approved List shall not thereafter be added to the Approved List without a new approval by the Trustee.

(iii) Notices and Reports. The Advisor shall provide to the Trustee trade date notice of any exercise of the powers granted to it hereunder and in any event shall render to the Trustee, not later than the fifth business day of each month, a written report of all transactions and activities of the Advisor during the preceding month and the status of the Account at the end of such month, in such reasonable detail as the Trustee shall require.

(iv) Directions from the Trustee. At any time, and from time to time, the Trustee may direct the Advisor in the exercise of the powers granted to it hereunder. All oral directions will be confirmed in writing to the Advisor by an officer of the Trustee. It shall be the duty of the Advisor to act strictly in accordance with each such direction and, except as provided in the following paragraph, the Advisor shall be under no duty to question any such direction of the Trustee.

If the Advisor shall disagree with any direction by the Trustee, or should those employees of Advisor responsible for investing and administering the assets of the Account have actual knowledge of the existence of any circumstances that would be likely to render any such direction illegal or imprudent, it shall so advise the Trustee forthwith. If the Trustee thereafter determines not to rescind such direction, the Advisor shall have no liability for any loss which may result from any action taken by it in accordance with such direction. In all events, however, the Advisor shall be liable for its willful or negligent disregard of the directions of the Trustee, as well as for bad faith, and, except where acting in compliance with a direction of the Trustee as to which the Advisor has taken the action specified in this Subsection 4(c)(iv), for breach of its duties hereunder or failure to use the standards of care set forth in Subsection 4(f).

(v) Investment Authority. With respect to any transaction authorized pursuant to the provisions of this Section, the Advisor may take any and all action necessary or desirable to effect such transaction, including but not limited to (A) placing an order with a broker selected in accordance with Subsection 4(h) for the execution of the transaction and (B) issuing to the Trustee such instructions as may be appropriate in connection with the settlement of such transaction.

(vi) Valid Notice. “Valid Notice” shall mean written notice or communication, which may be made by facsimile or by such other means as is approved by the Trustee.

(d) Custody of Assets and Confirmation of Transactions. To the extent required by applicable law, the Advisor shall direct that all securities purchased and the proceeds from the sale of securities for the Subaccount be delivered to the Trustee, unless otherwise directed by the Trustee. The Advisor shall direct any broker effecting a transaction with respect to the assets of the Subaccount to send the Trustee a duplicate copy of any confirmation of any such transaction, except that the Advisor may make other arrangements (which are reasonably satisfactory to the Trustee) for the Trustee to receive such duplicate confirmations or comparable information acceptable to the Trustee.

(e) Voting, Conversion Rights. The Trustee shall retain the responsibility to vote all proxies on behalf of the Fund. The Advisor shall be responsible for exercise of any conversion, tender or subscription rights in connection with any securities or other investments at any time held in the Subaccount.

(f) Advisor’s Duty of Care. The Advisor shall discharge its duties with respect to the Subaccount solely in the interests of the participants in the Plans and their beneficiaries with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims. The Advisor shall not be responsible for the operation or administration of the Trusts or the Plans. The Advisor shall have no investment advisory responsibilities other than those expressly provided in this Agreement. The Advisor shall discharge its duties in accordance with the requirements of ERISA, other applicable law and this Agreement.

(g) Fidelity Bond and Insurance. The Advisor shall maintain for the period of the Agreement a fidelity bond meeting the requirements of Section 412 of ERISA (unless the Trustee acknowledges that the Advisor is exempt from such requirements) and including its officers, directors and employees to the extent so required. The Advisor will provide to ABRF and the Trustee within twenty (20) business days of the effective date of this Agreement copies of all insurance policies (including fiduciary, errors and omissions, and fidelity bonds) that could cover or relate to the Subaccount, the Fund, the Trusts or the Plans, and, upon request by the Trustee or ABRF, a certificate of coverage with respect to any such policies. The Advisor will notify ABRF and the Trustee of any material changes in such policies, which change affects the coverage of the Advisor, within twenty (20) business days after the earlier of when such changes are made or are effective.

(h) Brokerage Practices. In placing orders for the purchase and sale of assets of the Subaccount in accordance with Subsection 4(c), the Advisor shall act in accordance with the procedures with regard to brokerage practices for the Subaccount, as described in Appendix D and in a manner that is consistent with ERISA and other applicable law. Unless otherwise specified in writing by the Trustee, the Advisor shall place orders to purchase, sell, or exchange assets in the Account through such brokers as in the Advisor’s reasonable judgment shall offer the best execution of each transaction, provided that (1) the Advisor shall have notified the Trustee in advance of (a) its intention to use such broker in effecting transactions for the Account and (b) the principal terms of any agreement which it may have with such broker, including the range of brokerage fees to be charged by such broker, and (2) any transaction effected through such broker is to be made on a delivery versus payment basis. The Advisor shall not use any broker which has not been specifically approved in advance by the Trustee if the transaction is not to be made on a delivery versus payment basis or if the transaction would otherwise expose the Subaccount to any risk attendant to a failure of such broker. Anything to the contrary herein notwithstanding, the Advisor may not (a) place orders to effect transactions with any affiliated person without the express written consent of the Trustee, (b) pay any commissions from the Subaccount to a broker (i) at the requestion or direction of any client other than the Trustee, (c) without the prior written consent of the Trustee, pay any broker more than its customary brokerage commissions in connection with any transactions or (d) use any broker which is not registered with a governmental entity or a nationally recognized self-regulatory organization such as the Financial Industry Regulatory Authority. The Advisor shall notify the Trustee of the amount of brokerage commissions paid with respect to each transaction at the time it provides trade information with respect to such transaction to the Trustee or its representative.

(i) Soft Dollars. The Trustee acknowledges and agrees that, subject to the provisions of Section 28(e) of the Securities Exchange Act of 1934, as amended, and

ERISA, the Advisor may effect securities transactions which cause the Account to pay an amount of commission in excess of the amount of commission another broker or dealer would have charged, provided that the Advisor determines in good faith that such amount of commission is reasonable in relation to the value of brokerage and research services provided by the broker or dealer to the Advisor, viewed in terms of either the specific transaction or the Advisor’s overall responsibilities to the accounts for which the Advisor exercises investment discretion. For purposes hereof, the term “research services” shall mean products or services which provide lawful and appropriate assistance to the Advisor’s investment decision-making process. While the Advisor may obtain research services from brokerage commissions charged to the Account that may not directly benefit the Account at that particular time, the Advisor shall endeavor to ensure that, over time, the Account receives the benefit of research services purchased with brokerage commissions charged to the accounts of other clients of the Advisor. The Advisor agrees that the receipt and use of such services will not reduce the Advisor’s customary and normal research activities.

The Trustee may require that the Advisor provide it with reports in such form and at such time as may be reasonably required, setting forth the amount of total brokerage business which has been placed by it and the allocation thereof among brokers and dealers and specifically indicating those brokers and dealers which provided research services. The Advisor agrees to follow the Advisor’s Soft Dollar policy regarding the use and disclosure of soft dollar commissions.

(j) Nondisclosure of Information. To the extent necessary for the execution of this Agreement or to satisfy the requirements for disclosure to participants or to meet the requirements of Sections 8 and 9, the Advisor shall keep in strict confidence all information about the financial affairs of the Subaccount. The Advisor may include information about the Subaccount in aggregate information provided by the Advisor as long as the information is not set out separately or in any other manner that would enable a third party to determine the financial affairs of the Subaccount.

(k) Advisor’s Potential Conflicts of Interest. The Advisor (and any affiliate thereof) may engage in any other business or act as advisor to or investment manager for any other person, even though it (or any affiliate thereof) or such other person has, or may have, investment policies similar to those followed by the Advisor with regard to the Subaccount. Nothing in this Agreement shall prevent the Advisor (or any affiliate thereof) from buying or selling, or from recommending or directing such other person to buy or sell, at any time, securities of the same kind or class recommended by the Advisor to be purchased or sold for the Subaccount. The Advisor shall be free from any obligation to the Subaccount to recommend any particular investment opportunity which comes to it. However, if the Advisor effects the purchase or sale of the same securities for the Subaccount and other accounts at the same time that orders are open for the Subaccount and the other accounts, the pricing of or proceeds from such securities shall be allocated among the other accounts and the Subaccount in a just and equitable manner.

(l) Valuation. At the request of the Trustee from time to time, the Advisor shall provide pricing and valuation information with respect to particular securities it has recommended for the Subaccount if the Trustee has determined that such pricing and valuation information is not otherwise reasonably available to the Trustee through standard pricing services.

5. Representations by the Trustee. The Trustee represents and warrants that (a) there are no restrictions or limitations on the Subaccount’s investments imposed by applicable law other than (i) those set forth in the Declaration of Trust, the Fund Declaration, this Agreement, and Appendix C, as any of the same may be amended from time to time and communicated to the Advisor, (ii) those provided in ERISA and (iii) any other investment restriction or limitation imposed by law or regulation which in the Trustee’s judgment is applicable to the Subaccount and which is communicated by the Trustee to the Advisor; and (b) disclosure to Plan participants contained in the Registration Statement describing the Subaccount is accurate and prepared in accordance with the requirements of Form S-1 under the Securities Act of 1933, as amended, except that the Trustee makes no representation or warranty with respect to any disclosure relating to the Advisor or its services with respect to the Subaccount which the Advisor has prepared, approved in writing or has not disapproved within five (5) business days following confirmed transmission by facsimile, acceptable electronic transmission or overnight mail to a person designated by the Advisor to review such disclosure.

6. Liability of the Advisor; Indemnification.

(a) Limitation of Liability of the Advisor. The Advisor shall not be liable for any act or omission of any other person or entity exercising a fiduciary responsibility, if such fiduciary responsibility has been allocated to such other person or entity in accordance with this Agreement, the Declaration of Trust, the Fund Declaration, the Plans or the Trusts, except to the extent that the Advisor has itself violated its fiduciary responsibility or its obligations under this Agreement, or except to the extent that applicable law (including ERISA) may expressly provide otherwise.

(b) Indemnification.

(i) Indemnification of Advisor. To the extent permitted by applicable law, the Trustee agrees to indemnify and hold harmless the Advisor for losses, damages or expenses directly resulting from (A) actions taken by the Advisor in reliance on information provided by the Trustee to the Advisor in accordance with this Agreement, including but not limited to the Trustee’s operating requirements and cash availability information, (B) actions omitted to be taken by the Advisor pursuant to instructions or directions provided by the Trustee and/or (C) valuation of the assets held in the Subaccount, computation of unit values for the Subaccount by the Trustee, or performance data and other financial information provided by the Trustee to Subaccount participants except to the extent that the Advisor has incorrectly reported or failed to report securities transactions in the Subaccount to the Trustee as provided in this Agreement and to the extent that any error in such valuation or computation is due to prices or other information provided by the Advisor.

(ii) Indemnification of the Trustee. To the extent permitted by applicable law, the Advisor agrees to indemnify and hold harmless the Trustee for any losses, damages or expenses arising out of or resulting from (A) the performance by the Advisor of its responsibilities under this Agreement, and (B) any disclosure relating to the Advisor or the services provided by the Advisor with respect to the Subaccount which the Advisor has prepared, approved in writing or has not disapproved within five (5) business days following transmission by facsimile, Trustee approved electronic transmission or overnight mail to a person designated by the Advisor to review such disclosure; provided, however, that the Advisor shall not be required to indemnify and hold harmless the Trustee to the extent that such losses, damages or expenses result from an act or omission of the Advisor with respect to which the Advisor not only has used such care, skill, prudence and diligence as a reasonably prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, but also has otherwise acted in accordance with this Agreement and applicable law.

(iii) Advisor and Trustee Indemnification Procedures. If the party seeking indemnification is either the Advisor or the Trustee, such party shall promptly notify the indemnifying party of any claim, action, suit or proceeding, or threat thereof, which may result in a claim for indemnification. Upon such notification, the indemnifying party may, at its option, undertake the conduct and cost of defending any such claim, action, suit or proceeding and in such case shall have full control of such defense, including but not limited to selection of counsel (provided that such counsel must be reasonably acceptable to the party being indemnified) and entry into settlement agreements (provided that any such settlement agreement shall require the consent of the party being indemnified, which consent shall not be unreasonably delayed or withheld). The Trustee or the Advisor, as the indemnifying party, shall not be liable for any legal or other expenses incurred in connection with any such defense that were not specifically authorized by it; provided, however, if such indemnifying party fails to undertake and prosecute vigorously the defense of any such claim, action, suit or proceeding, it shall be liable for reasonable legal and other expenses incurred by the party being indemnified.

(c) Indemnification of ABRF.

(i) To the extent permitted by applicable law, the Advisor agrees to defend, indemnify and hold harmless ABRF, its then present and former officers, directors and advisory directors, the ABA, and its then present and former officers and Board of Governors (the “Indemnified Persons”) against any and all expenses (including attorney’s fees, judgments, fines and penalties, including any civil penalties assessed under Section 502(l) of ERISA) and amounts paid in settlement actually or reasonably incurred in connection with any threatened, pending or current action, suit, proceeding or claim, whether civil, criminal, administrative or otherwise, and the amount of any adverse judgment entered against any of them and any reasonable expenses attendant thereto by reason of any of the Advisor’s acts or omissions in connection with this Agreement. For the above defense, indemnity and hold harmless provision to apply (i) the Indemnified Persons (or ABRF) shall inform the Advisor promptly of any claims threatened or made against any Indemnified Person, (ii) the Indemnified Persons shall cooperate fully with the Advisor in responding to such threatened or actual claims and (iii) any settlement agreement entered into by the Indemnified Persons shall require the written approval of the Advisor, which approval shall not be unreasonably withheld or delayed, and any settlement agreement entered into by the Advisor shall require written approval, within the time frame established by the Advisor, of the Indemnified Persons, which approval shall not be unreasonably withheld.

(ii) Right to Counsel. The Indemnified Persons shall have the right to employ counsel in their, its, his or her sole discretion. Such Indemnified Persons shall be responsible for the expenses of such separate counsel except as provided in Subsection 6(c)(iii). The Advisor agrees to cooperate fully with the Indemnified Persons and their separate counsel in responding to such threatened or actual claims.

(iii) Separate Counsel. The Advisor agrees to cooperate fully with the Indemnified Persons in responding to such threatened or actual claims. The Indemnified Persons shall have the right to reasonable expenses of separate counsel paid by the Advisor, provided that the Advisor shall not be liable for any legal or other expenses incurred in connection with any such threatened claim or defense that were not specially authorized by the Advisor in writing and provided that the Advisor shall have received a written opinion reasonably acceptable in form and substance to the Advisor of counsel reasonably acceptable to the Advisor (and which counsel shall not represent or otherwise be affiliated with any of the Indemnified Persons) that there exists a material conflict of interest between one or more of the Indemnified Persons and the Advisor in the conduct of the response to a threatened claim or in the conduct of the defense of an actual claim, in which event the Advisor shall be liable for the reasonable legal expenses of each counsel whose appointment is necessary to resolve such conflict; provided, however, the Advisor shall not be responsible for more than one (1) counsel for all Indemnified Persons and selection of such counsel shall be reasonably acceptable to the Advisor.

(iv) Payment of Expenses. Expenses (including counsel fees) specifically authorized by the Advisor and actually and reasonably incurred by the Indemnified Persons in defending against or responding to such threatened or actual claims as provided in (i) and (iii) of this Subsection shall be paid as they are incurred. If an Indemnified Person is reasonably required to bring any action to enforce rights or collect monies due under Subsection 6(c) and is successful in such action, the Advisor shall reimburse such Indemnified Person or its subrogee for reasonable fees and expenses incurred in bringing and pursuing such action.

(v) Supplemental Rights. Indemnification pursuant to Subsection 6(c) is intended to be supplemental to any other rights to indemnification available to the Indemnified Persons. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnified Persons’ rights to indemnification under law.

(vi) Third Party Beneficiaries. The indemnifying party acknowledges that the Indemnified Persons are intended to be third-party beneficiaries of Subsection 6(c).

(d) Notwithstanding anything to the contrary contained in this Agreement, in the event that the Trustee in its sole discretion determines that the Advisor has entered into a transaction on behalf of the Fund that is in violation of the Investment Guidelines or has failed to properly follow a direction of the Trustee with respect to investment of the Fund, the Trustee shall direct the Advisor to take such corrective action as the Trustee determines is appropriate and the Advisor shall be solely responsible for reimbursement to the Fund of all costs, expenses, damages and losses incurred in connection with the original transaction and any such corrective action.

7. Transactions Prohibited with Respect to the Advisor. The Advisor, its officers, partners, directors and affiliates, and each of them, shall not, with respect to the Subaccount, (a) as a principal, purchase assets from or sell assets to the Fund, (b) receive any compensation or fees with respect to the Fund, other than the fees provided for in Appendix E, (c) engage in or recommend any transaction involving or affecting the Fund that such person knows or should know is a prohibited transaction under ERISA unless such transaction is exempt under the applicable provisions of ERISA or (d) direct delivery of securities or payment to itself or direct any disposition of securities or cash from the Subaccount except to the Trusts.

8. Reports and Meetings.

(a) Monthly Reports. At least monthly the Advisor shall render to the Trustee and ABRF, or their designee, reports concerning its services under this Agreement and the status of the Subaccount, based on the reporting procedures set forth in Appendix F, which is hereby adopted and made a part of this Agreement, including statements of investments in the Subaccount.

(b) Meetings. The Advisor will meet with the Trustee and ABRF and with such other persons as the Trustee or ABRA may designate on reasonable notice and at reasonable times and locations, to discuss general economic conditions, Subaccount performance, investment strategy and other matters relating to the Subaccount.

(c) Reports Prior to Termination. On each day during the period ten (10) business days prior to the effective date of the Advisor’s resignation or its removal under this Agreement by the Trustee (the “Termination Date”), or on each day of such shorter period after which the Advisor has received notice of its removal, the Advisor shall render to the Trustee and ABRF, or their designee, a report of the current status of the Subaccount based on the procedures set forth in Appendix F, including a statement of investments in the Subaccount and on the day immediately following the Termination Date, such report shall be rendered in final form with respect to the status of the Subaccount, including a statement of investments therein, as of the close of business on the Termination Date.

(d) Additional Reports. The Advisor shall furnish to the Trustee and ABRF such additional reports and information as may be reasonably requested by the Trustee or ABRF.

9. Accounting. The Advisor shall keep accurate and detailed records concerning its services under this Agreement, including records of all transactions effected and recommendations made during its performance of this Agreement, and all such records shall be open to inspection at all reasonable times by the Trustee and ABRF, or their designee, and by duly authorized representatives of the Secretary of Labor and the Secretary of the Treasury acting pursuant to their authority under ERISA and the Code, respectively, and other appropriate regulatory authorities.

10. Advisor’s Compensation. The amount and manner of payment of fees payable by the Trustee to the Advisor for the Advisor’s services under this Agreement are set forth in Appendix E. The Advisor agrees that if it enters into a fee schedule with any new non-eleemosynary client whose portfolio is advised or managed under the same investment policies and objectives as the Subaccount, and is similarly or smaller sized, for services which are similar to the services provided under this Agreement and such fee schedule contains fees that are less than the fees set forth in Appendix E, it will offer the same fee schedule to the Trustee, which shall have the right to require the amendment to Appendix E to reflect that lower fee schedule.

11. Removal and Resignation.

(a) Removal of the Advisor. Upon written notice to the Advisor, the Advisor may be removed by the Trustee. Any transaction for the Subaccount entered into by the by the Advisor of the notice shall be consummated unless the Trustee directs otherwise and the Advisor shall not enter into any transaction for the Subaccount subsequent to the receipt of the notice.

(b) Resignation of the Advisor. The Advisor may resign under this Agreement upon sixty (60) days’ prior written notice to the Trustee. The Advisor shall concurrently advise ABRA in writing of such resignation and the effective date thereof.

(c) Termination of Obligations. The respective obligations of the Advisor and the Trustee under Section 6 of the Agreement shall survive any such removal or resignation or other termination of this Agreement.

12. Termination, Amendment or Modification. The provisions of this Agreement may not be terminated, changed, modified, altered or amended in any respect except in a writing signed by the parties.

13. Definitions. As used herein the following terms shall have the meanings ascribed to them in the following sections of this Agreement:

Term Defined	Section

ABA Members Collective Trust	Introduction
ABA Members Plans	Introduction
ABRA	Introduction
Advisers Act	2
Advisor	Introduction
Advisor’s Amendment	4(c)(i)
Advisor’s Recommendation	4(c)(ii)
Agreement	Introduction
Authorized Transaction	4(c)(iii)
Broker List	4(c)(i)
business day	2
Code	Introduction
Declaration of Trust	Introduction
ERISA	2
Fund	Introduction
Fund Declaration	4(b)
Indemnified Persons	6(c)(i)
Plans	Introduction
NTI	Introduction
Subaccount	Introduction
Suggested Response	4(e)
Termination Date	8(c)
Trustee	Introduction
Trustee’s Response	4(c)(ii)
Trustee’s Rejection	4(e)
Trusts	Introduction
Valid Notice	4(c)(v)

14. Governing Law. This Agreement shall be construed and enforced according to the laws of the State of Illinois and, to the extent of any federal preemption, the laws of the United States of America.

15. Binding upon Successors. This Agreement shall be binding upon and enforceable by the successors to the parties hereto.

16. Assignment. The Advisor may not assign this Agreement (including for this purpose any assignment within the meaning of the Advisers Act), or any rights or responsibilities hereby created, without the prior written consent of the Trustee, which consent may be withheld by the Trustee in its sole discretion; however, the parties may amend this Agreement from time to time in accordance with Section 12.

17. Notices. Written notices shall be deemed effective with respect to a party upon delivery to such party at the address set forth below or to such other address as may be provided in writing from time to time by such party:

To the Advisor:	Lombardia Capital Partners LLC
55 South Lake Avenue, Suite 750
Pasadena, CA 91101
Attention: Cindy Lim
Telecopier:

To the Trustee:	Northern Trust Investments, N.A.
50 South LaSalle Street
Chicago, Illinois, 60603
Attention: Tom Benzmiller

18. Oral Communications. Oral communications between the parties to this Agreement shall be effective hereunder only to the extent specifically authorized herein. By its execution of this Agreement, each of the parties hereto acknowledges that the other party may record any such oral communications and consents to any such recording. All oral communications shall be confirmed in writing, except that if an oral communication is recorded such recording shall be controlling and no written confirmation shall be required.

19. Authority. The parties to this Agreement represent, respectively, that they have duly authorized the execution, delivery and performance of this Agreement and that neither such execution and delivery nor the performance of their obligations hereunder conflict with or violate any provision of law, rule or regulation, or any instrument to which either is a party or to which any of their respective properties are subject and that this Agreement is a valid and binding obligation.

20. Authorized Representatives of the Advisor. The Advisor from time to time shall by written notice certify to the Trustee the name of the person or persons authorized to act on behalf of the Advisor. Any person so certified shall be deemed to be the authorized representative of the Advisor. The Advisor shall give written notice to the Trustee when any person so certified ceases to have the authority to act on behalf of the Advisor, but such revocation of authority shall not be valid until the notice is received by the Trustee. The Advisor will notify the Trustee in writing of any significant changes in the officers of the Advisor and any changes in the personnel of the Advisor responsible for investment of the assets of the Subaccount within twenty (20) business days after such change.

IN WITNESS WHEREOF, the parties have executed this Agreement effective April 20, 2011.

NORTHERN TRUST INVESTMENTS, N.A.

By:	/s/ Patrick Herrington
Name: Patrick Herrington
Title: Vice President

LOMBARDIA CAPITAL PARTNERS LLC

By:	/s/ Jorge G. Castro
Name: Jorge G. Castro
Title: CEO